EXHIBIT 1
JOINT FILING AGREEMENT
     We, the signatories of this statement on Schedule 13G filed with respect to the Common Stock of Quintana Maritime Limited, to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) of the Securities Exchange Act of 1934.
     Dated: February 9, 2006.

FR X OFFSHORE GP LIMITED
By:	/s/ Anne E. Gold
	Name:	Anne E. Gold
	Title:	Assistant Secretary

FR X OFFSHORE GP, L.P.
By:	FR X Offshore GP Limited
Its General Partner

By:	/s/ Anne E. Gold
	Name:	Anne E. Gold
	Title:	Assistant Secretary

FR X OFFSHORE, L.P.
By:	FR X Offshore GP, L.P.
Its General Partner

By:	FR X Offshore GP Limited,
Its General Partner

By:	/s/ Anne E. Gold
	Name:	Anne E. Gold
	Title:	Assistant Secretary